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                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                        ASCENT ENTERTAINMENT GROUP, INC.

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Shares"), of Ascent Entertainment Group, Inc., a Delaware corporation ("Ascent"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See
Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

            By Mail:                  By Facsimile Transmission:      By Hand or Overnight Delivery:
                                   (for Eligible Institutions only)
  Tender & Exchange Department              (212) 815-6213             Tender & Exchange Department
         P.O. Box 11248                                                     101 Barclay Street
      Church Street Station                                             Receive and Deliver Window
  New York, New York 10286-1248                                          New York, New York 10286

                      To Confirm Facsimile Transmissions:
                        (For Eligible Institutions Only)
                                 (212) 815-6156

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Liberty AEG Acquisition, Inc., a Delaware corporation (the "Purchaser"), which is an indirect wholly owned subsidiary of Liberty Media Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated February 29, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures described in
Section 2 of the Offer to Purchase.

Number of Shares
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Name(s) of Record Holder(s)
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                                  Please Print

Address(es)
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                                                                        Zip Code

Daytime Area Code and Tel. No.:
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Certificate Nos. (if available):
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Signature(s):
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Dated:
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If Shares will be tendered by book-entry transfer:

Account Number at Book-Entry Transfer Facility
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof. Holders whose Shares are Direct Registration Shares or are held through BuyDIRECT need not deliver certificates for such Shares or comply with the procedures for book-entry transfer; however, such holders must complete the appropriate box captioned either "Direct Registration Shares" or "BuyDIRECT Shares" in the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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                              AUTHORIZED SIGNATURE

Name:
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                                  Please Print

Title:
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Address:
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                                                                        Zip Code

Area Code and Tel No.:
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Dated:
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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